EXHIBIT 10.1

                            AMENDMENT NUMBER 2 TO THE
            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                            HEARTLAND PARTNERS, L.P.


           This Amendment Number 2 ("Amendment") to the Amended and Restated Agreement of Limited Partnership of Heartland Partners, L.P. dated as of June 27, 1990 (the "Partnership Agreement"), is entered into as of March 7, 2006, by CMC/Heartland Partners Holdings, Inc., the General Partner of the Partnership.

           WHEREAS, the Partnership's Class B Interest was held by a wholly-owned subsidiary of Heartland Technology, Inc. ("HTI") and pledged to the Partnership to secure outstanding loans from the Partnership to HTI that HTI indicated it would be unable to repay;

           WHEREAS, HTI filed for bankruptcy, and pursuant to the bankruptcy plan confirmed by the court, the Class B Interest was returned to the Partnership in satisfaction of the loans from the Company to HTI on November 14, 2005; and

           WHEREAS, the General Partner desires to amend the Partnership Agreement to reflect the fact that there are no Class B Interests outstanding and the General Partner has the power to so amend the Partnership Agreement without the consent or approval of any Record Holder pursuant to Section 16.01 of the Partnership Agreement.

           NOW, THEREFORE, the Partnership Agreement is hereby amended, effective as of the date hereof, as follows:

           1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Partnership Agreement.

           2. Definition of "Majority Vote." The definition of Majority Vote shall be deleted and replaced in its entirety with the following:

          "Majority Vote: The written approval of, or an affirmative vote in accordance with Sections 16.11 and 16.12 by, holders of a majority of the outstanding Class A Limited Partnership Interests."

           2. Definition of "Outstanding Limited Partnership Interests." The definition of Outstanding Limited Partnership Interests shall be deleted and replaced in its entirety with the following:

          "Outstanding Limited Partnership Interests: The Outstanding Units."

           3. Amendment of Section 6.03(a). Section 6.03(a) shall be deleted and replaced in its entirety with the following:

          "(a) Except as provided in Section 6.03(c), Net Income or Net Loss of the Partnership shall be allocated, for each Fiscal Period, as follows:

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               (i) to the General Partner in an amount equal to 1% thereof; and

               (ii) to the Class A Limited Partners and Assignees as a group in an amount equal to 99% thereof and, subject to Section 13.04, to each Class A Limited Partner or Assignee in the ratio that the number of Units owned by such Limited Partner or Assignee, as of the last day of such Fiscal Period, bears to the total number of Outstanding Units as of such date.

           4. Amendment of Section 6.06(b). Section 6.06(b) shall be deleted and replaced in its entirety with the following:

          "(b) All distributions, except upon liquidation of the Partnership, shall be made as follows:

               (i) to the General Partner in an amount equal to 1% thereof; and

               (ii) to the Class A Limited Partners and Assignees as a group in an amount equal to 99% thereof and to each Class A Limited Partner or Assignee in the ratio that the number of Units owned by such Limited Partner or Assignee on the Record Date of such distribution bears to the total number of Outstanding Units held by Class A Limited Partners or Assignees on such Record Date."

           5. Amendment of Section 16.04. The sentence "Holders of Units shall have 99.495% of the outstanding voting power of the Partnership and the holder of the Class B Limited Partnership Interest shall have .505% of the outstanding voting power of the Partnership" in Section 16.04 shall be deleted and replaced in its entirety with the following:

          "Holders of Units shall have 100% of the outstanding voting power of the Partnership."

           6. Miscellaneous. Except as otherwise amended or modified by this Amendment, the provisions of the Partnership Agreement shall remain unmodified and in full force and effect. This Amendment shall be governed by the laws of the State of Delaware without regard to conflicts of law principles. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

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           IN WITNESS WHEREOF, the undersigned General Partner has executed this
Amendment as of the date first written above.

                                         GENERAL PARTNER:

                                         CMC/HEARTLAND PARTNERS HOLDINGS, INC.


                                         By: /s/ Lawrence S. Adelson
                                             -----------------------------------
                                             Name: Lawrence S. Adelson
                                             Title: President